UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2024

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2024, INVO Bioscience, Inc., a Nevada corporation (the “Company”), received a notice from The Nasdaq Stock Market, LLC (“Nasdaq”) informing the Company that the Nasdaq Hearing Panel (the “Panel”) had granted the Company’s request for continued listing on the Exchange, subject to the Company’s demonstrating compliance with Nasdaq’s Listing Rule 5505 (the “Initial Listing Rule”). The Initial Listing Rule requires the Company to have a minimum bid price, a minimum of unrestricted publicly held shares, a minimum number of round lot shareholders, a minimum number of market makers, and it requires the Company to meet its Equity Standard, its Market Value of Listed Securities Standard, or its Net Income Standard.

As previously disclosed, on April 17, 2024, the Company received a notice from Nasdaq’s Listing Qualifications Staff stating that it had determined to delist the Company’s securities as a result of the Company having reported stockholders’ equity, for the period ended December 31, 2023, that was not in compliance with Nasdaq’s Listing Rule 5550(b)(1) (the “Equity Rule”). The Equity Rule requires the Company’s stockholders’ equity to meet or exceed $2,500,000. Normally, Nasdaq listed companies may be provided up to 180 calendar days in which to regain compliance with the Equity Rule. However, the Company was not eligible for such compliance period as it remains under Panel monitoring having regained compliance previously with the Equity Rule on November 22, 2023.

Upon receipt of the delisting notice, the Company requested a Panel hearing to ask for additional time to regain Equity Rule compliance. At a Panel hearing held on June 6, 2024, the Company requested an extension until October 14, 2024, which represents the maximum amount of time grantable by the Panel under Nasdaq rules, which the Company believes is sufficient time to complete its proposed, previously announced acquisition of NAYA Biosciences, Inc. and satisfy Nasdaq’s initial listing requirements.

Item 8.01 Other Events.

On June 13, 2024, Wood Violet Fertility, LLC (“Wood Violet”), a wholly owned subsidiary of the Company, caused the transfer of ownership of Wisconsin Fertility and Reproductive Surgery Associates, S.C. (“WFRSA”), the medical practice component of the Wisconsin Fertility Institute (“WFI”), to a new owner, Donna Baldwin, D.O. (“Dr. Baldwin”). Dr. Baldwin was appointed as the sole officer and director of WFRSA. On June 13, 2024, WFRSA also processed a separation of employment from Dr. Elizabeth Pritts, M.D., the former owner, officer, and director of WFRSA.

All other transaction documents relating to the Company’s acquisition of WFI, including the management services agreement, remain in full force and effect. This transfer and separation are not expected to impact patient care or WFI’s operational or financial performance. The Company believes that the transfer and separation will not materially impact the Company’s financial condition or results of operation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer